UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2021

Devon Energy Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-32318	73-1567067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 W. SHERIDAN AVE., OKLAHOMA CITY, OKLAHOMA	73102-5015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 235-3611

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	DVN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01.	Other Events.

On January 8, 2021, Devon Energy Corporation (the “Company” or “Devon”) registered 83,081 shares (the “Shares”) of its common stock, par value $0.10 per share (the “Devon Common Stock”), under the Company’s registration statement on Form S-3 (File No. 333-236951) (the “Registration Statement”), as supplemented by a prospectus supplement, dated as of January 8, 2021, filed with the Securities and Exchange Commission on January 8, 2021. The Shares are issuable to certain former employees of WPX Energy, Inc. (“WPX”) upon the exercise of certain options to purchase shares of common stock of WPX that were assumed by Devon and converted into options with respect to shares of Devon Common Stock (subject to appropriate adjustments to the number of shares and exercise price) in connection the consummation on January 7, 2021 of the transactions contemplated by the Agreement and Plan of Merger, dated as of September 26, 2020 (the “Merger Agreement”), by and among Devon, East Merger Sub, Inc., a Delaware corporation and wholly-owned, direct, subsidiary of Devon and WPX.

The Company is filing this report to provide the legal opinion as to the validity of the Shares, which opinion is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Shares.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVON ENERGY CORPORATION

Date: January 19, 2021	/s/ Jeffrey L. Ritenour
Jeffrey L. Ritenour
Executive Vice President and Chief Financial Officer